UMAMI SUSTAINABLE SEAFOOD INC. ANNOUNCES ESTIMATES OF FIRST HALF SALES

San Diego, December 9, 2010: Umami Sustainable Seafood Inc. (OTCBB:UMAM) (“Umami” or the “Company") today announced that it expects to have harvested approximately 1,400 metric tons of bluefin tuna, with a sales value of approximately $25 million, for the six months ending December 31, 2010.

The Company expects to harvest approximately 400 metric tons of bluefin tuna at its Kali Tuna operation in Croatia and 1,000 metric tons at its Baja Aqua Farms operation in Mexico.  Of the 1,000 metric tons at Baja, approximately 650 metric tons were harvested prior to Umami’s completion of the acquisition of Baja.  Umami’s interest in those sales will be included in the  income statement under earnings from investment in unconsolidated affiliates for the period.  Those sales made after completion of the full acquisition of Baja, estimated to total 350 metric tons, will be included in Umami’s sales and operating results for the six months ending December 31, 2010.

The Company also announced that it expects to end the six months ending December 31, 2010 with approximately 5,000 metric tons of biomass which are available for sale or further growth at its farming facilities.

In announcing these results, Oli Steindorsson, Chairman and CEO commented: “Following the announcement of the closing of the Baja acquisition last week, it is gratifying to see our harvest generating significant cash flow to assist in the operational expansion of our business, as well as strong operating results. We believe that the acquisition of Baja has elevated our bluefin operations to higher standards and we will continue to harness the benefits of our sustainable operating platform to generate superior financial results.”

About the Company

The Company owns and operates Kali Tuna which is an established Croatian based aquaculture operation raising Northern Bluefin Tuna in the Croatian part of the Adriatic Sea and, as of November 30, 2010, Baja Aqua Farms, which is an established Mexico based aquaculture operation raising Northern Bluefin Tuna in the Pacific. The Company intends to become the leader in aquaculture for Northern Bluefin Tuna by acquisition and internal growth. The growth of the Company will be founded on the sustainable management of resources and economically sound practices, seeking opportunities resulting from market consolidation and scientific progress in the industry. We also intend to continue our research into closed cycle farming technology for Bluefin Tuna which has produced encouraging results.

Notice Regarding Forward Looking Statements

This press release contains projections and forward-looking statements, as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and can include, without limitation, statements based on current expectations involving a number of risks and uncertainties and which are not guarantees of future performance of the Company. There are numerous risks and uncertainties that could cause actual results and the Company's plans and objectives to differ materially from those expressed in the forward-looking information, including (i) adverse market conditions; (ii) any adverse occurrence with respect to the farmed seafood industry generally or the businesses of Kali Tuna and Baja specifically; and (iii) changes in the regulatory environment. Actual results and future events could differ materially from those anticipated in such information. These and all subsequent written and oral forward-looking information are based on estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors set forth in the Company's Annual Report on Form 10-K filed on October 22, 2010, and other reports filed or to be filed from time-to-time with the Securities and Exchange Commission.